Exhibit 5.1

March 19, 1998


Allied Waste Industries, Inc.
15880 North Greenway/Hayden Loop
Suite 100
Scottsdale, Arizona  85260

Ladies and Gentlemen:

         We are acting as special counsel to Allied Waste Industries, Inc., a Delaware corporation (the "Company"), in connection with the registration, pursuant to a Registration Statement on Form S-8, of 1,000,000 shares (the "Shares") of the Company's common stock, par value $.01 per share, which may be issued upon the exercise of options and/or rights that have been granted to the employees/officers named as Selling Security Holders in the Registration Statement on Form S-8 under the Company's 1994 Amended and Restated Incentive Stock Plan (the "Plan").

         In connection with this option, we have examined the originals, or certified, conformed or reproduction copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon certificates and statements of public officials, officers or representatives of the Company and others.

         Based upon the foregoing, and subject to the limitations set forth herein, we are of the opinion that the Shares, when issued and paid for (with the consideration received by the Company being not less than the par value thereof) in accordance with the Plan and the applicable stock option agreements, will be validly issued, fully paid and non-assessable.

         The opinion expressed herein is limited to the federal laws of the United States, and to the extent required by the foregoing opinion, the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 relating to the registration of the Shares. In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                Very truly yours,

                                FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

                                By:  /s/David Golay____________________________
                                                         David Golay